REPORT OF THE DIRECTORS AND

                              FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED 31ST MARCH 1999

                                       FOR

                                   EASY IP LTD

                                   EASY IP LTD


                      CONTENTS OF THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999




                                                           Page

                 Company Information                         1

                 Report of the Directors                     2

                 Report of the Auditors                      3

                 Profit and Loss Account                     4

                 Balance Sheet                               5

                 Notes to the Financial Statements           6

                                   EASY IP LTD

                               COMPANY INFORMATION
                       FOR THE YEAR ENDED 31ST MARCH 1999




                DIRECTORS:             I S Reay
                                       R I Hay



                SECRETARY:             R I Hay



                REGISTERED OFFICE:     Britannia House
                                       British Fields
                                       Ollerton Rd
                                       Newark
                                       NG22 OPQ



                REGISTERED NUMBER:     3069875 (England and Wales)



                AUDITORS:              Bland & Co
                                       Chartered Accountants
                                       Registered Auditors
                                       70 Balby Road
                                       Doncaster
                                       South Yorkshire
                                       DN4 0JL



                BANKERS:               National Westminster Bank PLC
                                       21 The Square
                                       Retford
                                       Nottinghamshire
                                       DN22 6LB

                                   EASY IP LTD

                             REPORT OF THE DIRECTORS
                       FOR THE YEAR ENDED 31ST MARCH 1999


The directors present their report with the financial statements of the company for the year ended 31st March 1999.

PRINCIPAL ACTIVITY
The principal activity of the company in the year under review was that of reselling and distribution of specialised computer software.

EVENTS SINCE THE END OF THE YEAR
Information relating to events since the end of the year is given in the notes to the financial statements.

DIRECTOR
I S Reay was the sole director during the year under review.

His beneficial interest in the issued share capital of the company was as follows:

                                                  31.3.99              1.4.98
Ordinary Shares 1 shares                           2,750               2,750

STATEMENT OF DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to

-        select suitable accounting policies and then apply them consistently;
-        make judgements and estimates that are reasonable and prudent;
- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS
The auditors, Bland & Co, will be proposed for re-appointment in accordance with
Section 385A of the Companies Act 1985.

This report has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.



ON BEHALF OF THE BOARD:

R I Hay - DIRECTOR
Dated: 27th July 1999

                                   EASY IP LTD

                  REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF
                                   EASY IP LTD


We have audited the financial statements on pages four to nine which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999), under the historical cost convention and the accounting policies set out on page six.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described on page two the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31st March 1999 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



Bland & Co
Chartered Accountants
Registered Auditors
70 Balby Road
Doncaster
South Yorkshire
DN4 0JL                        Dated: 30th July 1999

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                                   EASY IP LTD

                             PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 31ST MARCH 1999


                                            1999                  1998
                                    --------------------- ---------------------
                             Notes    (pound)    (pound)    (pound)    (pound)

TURNOVER                       2               1,342,756               877,915

Cost of sales                                  1,033,125               571,010
                                              -----------           -----------
GROSS PROFIT                                     309,631               306,905

Administrative expenses                          223,982               205,947
                                              -----------           -----------
OPERATING PROFIT               3                  85,649               100,958

Income from investments                                -                   500
Interest receivable and                               33                     -
similar income
                                              -----------           -----------
                                                  85,682               101,458

Interest payable and
similar charges                                    3,002                 7,859
                                              -----------           -----------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                   82,680                93,599

Tax on profit on ordinary
activities                     4                  17,759                17,153
                                              -----------           -----------
PROFIT FOR THE FINANCIAL YEAR
AFTER TAXATION                                    64,921                76,446

Dividends                      5                       -                16,000
                                              -----------           -----------
                                                  64,921                60,446

Retained profit/(deficit) brought forward         41,516               (18,930)
                                              -----------           -----------
RETAINED PROFIT CARRIED FORWARD           (pound)106,437         (pound)41,516
                                              ===========           ===========

               The notes form part of these financial statements

                                   EASY IP LTD

                                  BALANCE SHEET
                                 31ST MARCH 1999

                                            1999                  1998
                                     --------------------  --------------------
                             Notes    (pound)    (pound)    (pound)    (pound)
FIXED ASSETS:
Tangible assets                6                   4,581                 2,400

CURRENT ASSETS:
Stocks                                 91,266                57,500
Debtors                        7      360,248               202,707
Cash at bank and in hand               81,066                 9,447
                                     ---------             ---------
                                      532,580               269,654
CREDITORS: Amounts falling
due within one year            8      425,724               225,538
                                     ---------             ---------
NET CURRENT ASSETS:                              106,856                44,116
                                                ---------             ---------
TOTAL ASSETS LESS CURRENT
LIABILITIES:                              (pound)111,437         (pound)46,516
                                                =========             =========

CAPITAL AND RESERVES:
Called up share capital       11                   5,000                 5,000
Profit and loss account                          106,437                41,516
                                                ---------             ---------
Shareholders' funds                       (pound)111,437         (pound)46,516
                                                =========             =========

These financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and with the Financial Reporting Standard for Smaller Entities (effective March
1999).


ON BEHALF OF THE BOARD:


I S Reay - DIRECTOR

Approved by the Board on 27th July 1999

               The notes form part of these financial statements

                                   EASY IP LTD

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999


1.   ACCOUNTING POLICIES

     Accounting convention
     The financial statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999).

     Turnover
     Turnover represents net invoiced sales of goods, excluding value added tax.

     Tangible fixed assets
     Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life.

     Plant and machinery etc  - 25% on cost

     Stocks
     Stock is valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

     Deferred taxation
     Provision is made at current rates for taxation deferred in respect of all material timing differences except to the extent that, in the opinion of the directors, there is reasonable probability that the liability will not arise in the foreseeable future.

     Hire purchase and leasing commitments
     Rentals paid under operating leases are charged to the profit and loss account as incurred.

     Pensions
     The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the profit and loss account.

2.   TURNOVER

     In the opinion of the director, 0.5% of the turnover of the company is attributable to geograpgical markets outside the U.K. (1998; 1%)

                                   EASY IP LTD

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999


3.   OPERATING PROFIT

     The operating profit is stated after charging:

                                                              1999       1998
                                                             (pound)    (pound)
     Depreciation - owned assets                              2,534      1,355
     Auditors' remuneration                                   2,650      2,050
     Pension costs                                            9,542        601
                                                            ========   ========

     Director's emoluments and other benefits etc            52,335     43,457
                                                            ========   ========

     The number of directors to whom retirement benefits were accruing was as follows:

     Money purchase schemes                                       1          -
                                                            ========   ========


4.   TAXATION

     The tax charge on the profit on ordinary activities for the year was as follows:
                                                              1999       1998
                                                             (pound)    (pound)
     UK corporation tax                                      17,759     17,153
                                                            ========   ========

     UK corporation tax has been charged at 21% (1998 - 21%).


5.   DIVIDENDS
                                                              1999       1998
                                                             (pound)    (pound)
     Equity - ordinary/interim                                    -     16,000
                                                            ========   ========

                                   EASY IP LTD

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999


6.   TANGIBLE FIXED ASSETS
                                                                      Plant and
                                                                      machinery
                                                                         etc
                                                                     ----------
                                                                       (pound)
     COST:
     At 1st April 1998                                                   5,417
     Additions                                                           4,715
                                                                     ----------
     At 31st March 1999                                                 10,132
                                                                     ----------
     DEPRECIATION:
     At 1st April 1998                                                   3,017
     Charge for year                                                     2,534
                                                                     ----------
     At 31st March 1999                                                  5,551
                                                                     ----------
     NET BOOK VALUE:
     At 31st March 1999                                                  4,581
                                                                     ==========
     At 31st March 1998                                                  2,400
                                                                     ==========


7.   DEBTORS: AMOUNTS FALLING
     DUE WITHIN ONE YEAR
                                                              1999       1998
                                                            (pound)    (pound)

     Trade debtors                                          356,767    198,714
     Other debtors                                              135          -
     Prepayments                                              3,346      3,305
     ACT                                                          -        688
                                                           ---------  ---------
                                                            360,248    202,707
                                                           =========  =========


8.   CREDITORS: AMOUNTS FALLING
     DUE WITHIN ONE YEAR
                                                              1999       1998
                                                            (pound)    (pound)

     Trade creditors                                        321,097    138,077
     Other creditors                                         23,157     58,904
     V.A.T.                                                  49,755      3,270
     PAYE and NI                                              6,366      4,937
     Corporation tax                                         17,759     17,153
     Accrued expenses                                         7,590      3,197
                                                           ---------  ---------
                                                            425,724    225,538
                                                           =========  =========

                                   EASY IP LTD

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999


9.   OPERATING LEASE COMMITMENTS

     The following payments are committed to be paid within one year:

                                                              1999       1998
                                                            (pound)    (pound)
     Expiring:
     Within one year                                         10,236      6,500
     Between one and five years                               7,203      9,246
                                                            --------   --------
                                                             17,439     15,746
                                                            ========   ========


10.  SECURED DEBTS

     Included in other creditors is an amount of (pound)23,157, being a factoring advance, which is secured by a charge over Trade Debtors in the amount of (pound)160,251.


11.  CALLED UP SHARE CAPITAL

     Authorised, allotted, issued and fully paid:
                                                Nominal       1999       1998
     Number:    Class:                           value:      (pound)    (pound)
     5,000      Ordinary Shares                    1          5,000      5,000
                                                            ========   ========


12.  RELATED PARTY DISCLOSURES

     I.S. Reay is also a director and shareholder of Independent Computer Brokers Associates Limited. During the year the company sold goods amounting to(pound)58,936 to ICBA Ltd. and contributed(pound)8,867 towards their administration costs. At 31st March 1999, ICBA Ltd. owed the company an amount of(pound)15,372 which is included in Trade Debtors. All transactions between the two companies were at arms length.


13.  POST BALANCE SHEET EVENTS

     On the 19th April 1999 Eurotelecom Corporation Limited, acquired the issued share capital of the company. Easy IP Limited became a wholly owned subsidiary with Eurotelecom Corporation Limited as the ultimate holding company.


14.  SUMMARY OF DIFFERENCES BETWEEN THE FINANCIAL INFORMATION AND US GAAP

     The financial information set out above has been prepared in accordance with UK GAAP, and on the basis of presentation set out in note 1, which do not differ in any material respects from US GAAP.